Exhibit 11

               UNION CARBIDE CORPORATION AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE FOR THE FIVE YEARS ENDED DECEMBER 31, 1997
            (In millions of dollars except per share amounts)
                                                    Year Ended December 31,
                                                       1997         1996
Basic -
  Income before cumulative effect of change
    in accounting principle                          $  676       $  593
    Less:  Dividends on ESOP shares, pre-tax             (9)         (13)
           Appreciation on ESOP shares redeemed
             for cash                                   (23)           -
  Income before cumulative effect of change
    in accounting principle adjusted for
    basic calculation                                   644          580
  Cumulative effect of change in accounting
    principle                                           (17)           -
  Net income - common stockholders, adjusted for
    basic calculation                                $  627       $  580

  Weighted average number of shares outstanding
    for basic calculation                          128,185,093  131,029,621

  Earnings per share -
  Income before cumulative effect of change
    in accounting principle                          $ 5.02       $ 4.43
  Cumulative effect of change
    in accounting principle                           (0.13)           -
  Net income - common stockholders                   $ 4.89       $ 4.43


Diluted -
  Income before cumulative effect of change
    in accounting principle, adjusted for
    basic calculation                                $  644       $  580
    Plus:  Dividends on ESOP shares, pre-tax              9           13
           Interest on convertible debentures,
             net of tax                                   -            -
    Less:  Additional ESOP contribution resulting
             from assumed conversion of ESOP shares      (1)          (1)
  Income before cumulative effect of change
    in accounting principle, adjusted for
    diluted calculation                                 652          592
  Cumulative effect of change in accounting
    principle                                           (17)           -
  Net income - common stockholders, adjusted for
    diluted calculation                              $  635       $  592

  Weighted average number of shares outstanding
    for basic calculation                          128,185,093  131,029,621
    Add:  Effect of stock options                    4,034,969    4,495,656
          Effect of equity put options                       -          403
          Shares issuable upon conversion of UCC's
            convertible debentures                           -            -
          Shares issuable upon conversion of UCC's
            convertible ESOP shares                 11,739,036   16,120,754
  Weighted average shares outstanding,
    adjusted for diluted calculation               143,959,098  151,646,434

  Earnings Per Share -
  Income before cumulative effect of change
    in accounting principle, adjusted for
    diluted calculation                              $ 4.53       $ 3.90
  Cumulative effect of change in accounting
    principle                                         (0.12)           -
  Net income - common stockholders, adjusted for
    diluted calculation                              $ 4.41       $ 3.90



                                                    Year Ended December 31,
                                                       1995         1994
Basic -
  Income before cumulative effect of change
    in accounting principle                          $  925       $  389
    Less:  Dividends on ESOP shares, pre-tax            (13)         (13)
           Appreciation on ESOP shares redeemed
             for cash                                     -            -
  Income before cumulative effect of change
    in accounting principle adjusted for
    basic calculation                                   912          376
  Cumulative effect of change in accounting
    principle                                             -            -
  Net income - common stockholders, adjusted for
    basic calculation                                $  912       $  376

  Weighted average number of shares outstanding
    for basic calculation                          137,219,676  149,904,755

  Earnings per share -
  Income before cumulative effect of change
    in accounting principle                          $ 6.65       $ 2.51
  Cumulative effect of change
    in accounting principle                               -            -
  Net income - common stockholders                   $ 6.65       $ 2.51


Diluted -
  Income before cumulative effect of change
    in accounting principle, adjusted for
    basic calculation                                $  912       $  376
    Plus:  Dividends on ESOP shares, pre-tax             13           13
           Interest on convertible debentures,
             net of tax                                   -            -
    Less:  Additional ESOP contribution resulting
             from assumed conversion of ESOP shares      (1)          (1)
  Income before cumulative effect of change
    in accounting principle, adjusted for
    diluted calculation                                 924          388
  Cumulative effect of change in accounting
    principle                                             -            -
  Net income - common stockholders, adjusted for
    diluted calculation                              $  924       $  388

  Weighted average number of shares outstanding
    for basic calculation                          137,219,676  149,904,755
    Add:  Effect of stock options                    4,367,153    4,208,776
          Effect of equity put options                       -          495
          Shares issuable upon conversion of UCC's
            convertible debentures                           -            -
          Shares issuable upon conversion of UCC's
            convertible ESOP shares                 16,341,367   16,542,644
  Weighted average shares outstanding,
    adjusted for diluted calculation               157,928,196  170,656,670

  Earnings Per Share -
  Income before cumulative effect of change
    in accounting principle, adjusted for
    diluted calculation                              $ 5.85       $ 2.27
  Cumulative effect of change in accounting
    principle                                             -            -
  Net income - common stockholders, adjusted for
    diluted calculation                              $ 5.85       $ 2.27



                                                   Year Ended December 31,
                                                            1993
Basic -
  Income before cumulative effect of change
    in accounting principle                               $  165
    Less:  Dividends on ESOP shares, pre-tax                 (13)
           Appreciation on ESOP shares redeemed
             for cash                                          -
  Income before cumulative effect of change
    in accounting principle adjusted for
    basic calculation                                        152
  Cumulative effect of change in accounting
    principle                                                (97)
  Net income - common stockholders, adjusted for
    basic calculation                                     $   55

  Weighted average number of shares outstanding
    for basic calculation                               147,821,255

  Earnings per share -
  Income before cumulative effect of change
    in accounting principle                               $ 1.03
  Cumulative effect of change
    in accounting principle                                (0.66)
  Net income - common stockholders                        $ 0.37


Diluted -
  Income before cumulative effect of change
    in accounting principle, adjusted for
    basic calculation                                     $  152
    Plus:  Dividends on ESOP shares, pre-tax                  13
           Interest on convertible debentures,
             net of tax                                        4
    Less:  Additional ESOP contribution resulting
             from assumed conversion of ESOP shares           (1)
  Income before cumulative effect of change
    in accounting principle, adjusted for
    diluted calculation                                      168
  Cumulative effect of change in accounting
    principle                                                (97)
  Net income - common stockholders, adjusted for
    diluted calculation                                   $   71

  Weighted average number of shares outstanding
    for basic calculation                               147,821,255
    Add:  Effect of stock options                         3,483,252
          Effect of equity put options                            -
          Shares issuable upon conversion of UCC's
            convertible debentures                        4,545,194
          Shares issuable upon conversion of UCC's
            convertible ESOP shares                      16,796,109
  Weighted average shares outstanding,
    adjusted for diluted calculation                    172,645,810

  Earnings Per Share -
  Income before cumulative effect of change
    in accounting principle, adjusted for
    diluted calculation                                   $ 0.97
  Cumulative effect of change in accounting
    principle                                              (0.56)
  Net income - common stockholders, adjusted for
    diluted calculation                                   $ 0.41

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